Exhibit 3.15

AMENDED AND RESTATED OPERATING AGREEMENT

OF

NP FH EXCESS LLC

a Nevada limited liability company

This Amended and Restated Operating Agreement (this “Agreement”) of NP FH Excess LLC, a Nevada limited liability company (the “Company”), is made, adopted and entered into as of June 16, 2011 (the “Effective Date”), by NP Opco LLC, a Nevada limited liability company (the “Member”), which is the sole member of the Company, with reference to the recitals set forth below.

R E C I T A L S

A.                                    The Articles (as defined below) were filed in the Office of the Secretary of State of Nevada on October 27, 2010;

B.                                    The Member entered into an operating agreement on October 27, 2010 (the “Original Agreement”); and

C.                                    The Member desires to amend and restate the Original Agreement on the terms and conditions herein set forth to provide for the conduct of the Company’s business and affairs from and after the date hereof.

NOW, THEREFORE, the Member hereby agrees to and adopts the following:

ARTICLE I

DEFINITIONS

1.1                               Defined Terms. The capitalized terms used in this Agreement shall have the following meanings:

“AAA” has the meaning set forth in Section 9.12.

“Act” means Chapter 86 of the NRS.

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, either through the ownership of a majority of such Person’s voting stock, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Articles” means the Articles of Organization of the Company as filed with the office of the Nevada Secretary of State.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required to close in Las Vegas, Nevada or New York, New York.

“Capital Contribution” means a contribution to the capital of the Company in cash, property, or otherwise.

“Code” means the Internal Revenue Code of 1986 or any corresponding United States federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any United States federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

“Company” has the meaning set forth in the preamble hereto.

“Company Credit Agreements” has the meaning set forth in the Equityholders Agreement.

“Covered Person” means (a) each Member and each Affiliate of such Member, (b) each officer, manager and employee of the Company, (c) each stockholder, partner, member, director, manager, officer and employee of a Member or any Affiliate of such Member, and (d) each Person who was, at the time of the act or omission in question, a Person described in any of the preceding clauses (a) through (c).

“Effective Date” has the meaning set forth in the preamble hereto.

“Equityholders Agreement” means the Equityholders Agreement, dated as of the date hereof, by and among Station Holdco LLC, a Delaware limited liability company, Station Casinos LLC, a Nevada limited liability company, certain subsidiaries of Station Casinos LLC party thereto, any Person who becomes a subsidiary of Station Casinos LLC on or after the date thereof, Station Voteco LLC, a Delaware limited liability company, each holder of equity interests in Station Voteco LLC, any person who becomes a holder of Station Voteco LLC equity interests on or after the date thereof, each holder of equity interests in Station Holdco LLC and any person who becomes a holder of Station Holdco LLC equity interests on or after the date thereof, each holder of equity interests in a Blockerco (as defined in the Equityholders Agreement), each holder of Debt Interests (as defined in the Equityholders Agreement) in a Permitted Leverage Vehicle (as defined in the Equityholders Agreement) and Frank J. Fertitta III and Lorenzo J. Fertitta.

“Fertitta Entertainment” means Fertitta Entertainment LLC, a Delaware limited liability company.

“Gaming Authority” has the meaning set forth in the Equityholders Agreement.

“Gaming Laws” has the meaning set forth in the Equityholders Agreement.

“Gaming License” has the meaning set forth in the Equityholders Agreement.

“Holdco” means Station Holdco LLC, a Delaware limited liability company.

“Interest” means the Member’s interest (as defined in the Act) and entire ownership interest of the Member in the Company at any time, including the right of the Member to any and all benefits and to the capital and profits of the Company, to which the Member may be entitled as provided under the Act and this Agreement.

“Major Action” has the meaning set forth in the Equityholders Agreement.

“Member” has the meaning set forth in the preamble hereto. As of the Effective Date, the Member’s name, address and percentage ownership interest are as set forth on Schedule I attached hereto.

“Membership Certificate” shall have the meaning set forth in Section 9.2(a).

“New Propco” means Station Casinos LLC, a Nevada limited liability company.

“Non-Competition Agreement” has the meaning set forth in the Equityholders Agreement.

“Opportunity” has the meaning set forth in Section 8.1(a).

“NRS” means the Nevada Revised Statutes.

“NVUCC” shall have the meaning set forth in Section 9.2(b).

“Original Agreement” has the meaning set forth in the recitals hereto.

“Person” means any individual, partnership, limited liability company, association, corporation, trust or other entity.

“Records Office” means an office of the Company in Nevada, which may but need not be a place of its business, at which it shall keep all records identified in NRS 86.241, except that in lieu of keeping a list of members at the Records Office, the Company may keep a statement with the registered agent, setting forth the name and address of the custodian of such records.

“Regulations” means the regulations currently in force from time to time as final or temporary that have been issued by the U.S. Department of the Treasury pursuant to its authority under the Code. If a word or phrase is defined in this Agreement by cross-referencing the Regulations, then to the extent the context of this Agreement and the Regulations require, the term “Member” shall be substituted in the Regulations for the term “partner,” the term “Company” shall be substituted in the Regulations for the term “partnership,” and other similar conforming changes shall be deemed to have been made for purposes of applying the Regulations.

“Required Lenders” has the meaning set forth in the Company Credit Agreements.

“Transfer” has the meaning set forth in the Equityholders Agreement.

“Transferee” has the meaning set forth in the Equityholders Agreement.

“Voteco” means Station Voteco LLC, a Delaware limited liability company.

1.2                               Terms and Usage Generally. Unless the context otherwise clearly requires: (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter; (d) provisions apply to successive events and transactions; (e) all references in this Agreement to “include” or “including” or similar expressions shall be deemed to mean “including without limitation”; (f) all references in this Agreement to designated “Articles,” “Sections,” “paragraphs,” “clauses” and other subdivisions are to the designated Articles, Sections, paragraphs, clauses and other subdivisions of this Agreement, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph, clause or other subdivision; and (g) any definition of or reference to any agreement, instrument, document, statute or regulation herein shall be construed as referring to such agreement, instrument, document, statute or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein). The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein. Any capitalized terms used herein and not defined shall have the meanings ascribed to them in the Equityholders Agreement.

ARTICLE II

INTRODUCTORY MATTERS

2.1                               Formation. Pursuant to the Act, the Company has been formed as a Nevada limited liability company under the laws of the State of Nevada. To the extent that the rights or obligations of the Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2                               Name. The name of the Company is “NP FH Excess LLC” and, subject to the restrictions set forth in the Equityholders Agreement, the business and affairs of the Company may be conducted under that name or any other name that the Member deems appropriate or advisable.

2.3                               Records Office. The Company shall continuously maintain in the State of Nevada a Records Office. As of the Effective Date, the Records Office is 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135. The Records Office may be changed to another location within the State of Nevada as the Member may from time to time determine.

2.4                               Other Offices. The Company may establish and maintain other offices at any time and at any place or places as the Member may designate or as the business of the Company may require.

2.5                               Registered Agent and Registered Office. The registered agent of the Company for service of process shall be as set forth in the Articles or as changed by the Member from time to time. The Company shall have as its registered office in the State of Nevada the street address of its registered agent.

2.6                               Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act, including the operation, management and conduct of gaming, and engaging in any and all activities necessary or incidental to the foregoing.

2.7                               Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 2.6, including, but not limited to, the power and authority to:

(a)                                 borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on any or all of the assets of the Company;

(b)                                 conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States or in any foreign country;

(c)                                  acquire, by purchase, lease, contribution of property or otherwise, and own, hold, maintain, improve, finance, lease, sell, convey, mortgage, transfer, exchange, demolish or dispose of any real or personal property;

(d)                                 enter into guarantees and incur liabilities, borrow money at such rates of interest as the Company may determine, issue its notes, bonds and other obligations, and secure any of its obligations by mortgage or pledge of all or any part of its real or personal property, franchises, and income;

(e)                                  negotiate, enter into, perform, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to contracts of any kind, including, without limitation, contracts with the Member or any Affiliate of the Member;

(f)                                   purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares, member’s interests or other interests in or obligations of domestic or foreign entities, joint ventures or similar associations, general or limited partnerships or natural persons, or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality thereof;

(g)                                  lend money (including to its Member), invest and reinvest its funds and take and hold real and personal property for the payment of funds so loaned or invested;

(h)                                 sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

(i)                                     appoint employees, agents and officers of the Company, and define their duties and fix their compensation;

(j)                                    indemnify any Person and obtain any and all types of insurance;

(k)                                 cease its activities and cancel its insurance;

(l)                                     pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or hold such proceeds against the payment of contingent liabilities;

(m)                             apply for, obtain and maintain any licenses, permits, approvals, authorizations, exemptions and waivers from any Gaming Authority as may be necessary under applicable Gaming Laws for the conduct of its business and operations; and

(n)                                 make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

ARTICLE III

INTEREST; CAPITAL CONTRIBUTIONS

The Member has made or will make an initial capital contribution, as reflected on the books of the Company, in exchange for a 100% Interest. The Member shall make such additional Capital Contributions to the Company at such times and in such amounts as the Member shall determine in its sole discretion.

ARTICLE IV

PROFITS AND LOSSES

4.1                               Profits and Losses. The Company’s profits and losses for any period shall be allocated to the Member.

4.2                               Tax Classification. It is intended that the Company be disregarded as an entity separate from the Member for federal and all relevant state and local income tax purposes, as provided for by Regulations Section 301.7701-3, and comparable provisions of applicable state tax law.

ARTICLE V

DISTRIBUTIONS

5.1                               Operating Distributions. Subject to Section 5.2, the Company shall from time to time distribute to the Member such amounts in cash and other assets as shall be determined by the Member.

5.2                               Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution if such distribution would violate the Act or other applicable law or would cause a breach or default under any agreement or instrument to which the Company is a party or by which it or its assets are bound, but instead shall make such distribution as soon as practicable such that the making of such distribution would not cause such violation, breach or default.

ARTICLE VI

MEMBERSHIP

6.1                               Limitation of Liability. The Member shall not be individually liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, except to the extent required by law or in an agreement signed by the Member. The Member shall not be required to loan any funds to the Company, nor shall the Member be required to make any contribution to the Company except as provided herein, nor shall the Member be subject to any liability to the Company or any third party, as a result of any deficit of the Company. However, nothing in this Agreement shall prevent the Member from making secured or unsecured loans to the Company.

6.2                               Powers and Authority of the Member. Subject to the terms of the Equityholders Agreement (including but not limited to Section 2.1(j)(i) thereof), the Member shall have full, exclusive and complete power, authority and discretion to manage, supervise, operate and control the business and affairs of the Company, to make any and all decisions affecting its business and affairs and relating to all day-to-day operations of the Company, and to take all such actions as it deems necessary, appropriate or convenient, or for the furtherance of, the purposes of the Company including, without limitation, to:

(a)                                 enter into, execute, deliver and commit to, or authorize any officer of the Company or other Person to enter into, execute, deliver and commit to, or take any action pursuant to or in respect of any contract, agreement, instrument, deed, certificate, check, note, bond or other obligation;

(b)                                 select and remove all officers, employees, agents, consultants and advisors of the Company, prescribe such powers and duties for them as may be consistent with law, the Articles and this Agreement and fix their compensation;

(c)                                  employ accountants, legal counsel, agents or experts to perform services for the Company and to compensate them from Company funds;

(d)                                 borrow money and incur indebtedness, and to execute and deliver, or cause to be executed and delivered, in the name of the Company, by any officer or other

Person, promissory notes, bonds, debentures, deeds of trust, pledges, hypothecations or other evidence of debt and security interests;

(e)                                  invest any funds of the Company in (by way of example but not limitation) time deposits, short-term governmental obligations, commercial paper or other investments;

(f)                                   change the principal office and Records Office of the Company to other locations and establish from time to time one or more subsidiary offices of the Company;

(g)                                  attend, act at and vote at, or designate any officer or other Person to attend, act at and vote at, any meetings of the owners of any entity in which the Company may own an interest or to take action by written consent in lieu thereof, and to exercise for the Company any and all rights and powers incident to such ownership; and

(h)                                 do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business and in furtherance of its purpose.

6.3                               Action of the Member. Subject to the terms of the Equityholders Agreement (including but not limited to Section 2.1(j)(i) thereof), the actions of the Member, taken in such capacity, shall bind the Company. Subject to the terms of the Equityholders Agreement, except as expressly delegated to an officer or other Person, the Member shall be the sole Person with the power to bind the Company. Unless otherwise required by this Agreement or by law, the Member may take action or give its consent in writing or by oral or electronic communication, and no action need be taken at a formal meeting.

6.4                               Appointment and Term of Officers; Agents and Employees. Subject to applicable Gaming Laws and the terms of the Equityholders Agreement, the Member may appoint, and may delegate power to appoint, such officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Member; provided, that such appointments and terms of office shall be made only in accordance with the terms of the Equityholders Agreement. The names of the Persons initially designated as the officers of the Company are set forth in Schedule 2 of the Equityholders Agreement. Except for those actions expressly requiring further approval under the Equityholders Agreement or this Agreement, any action taken by an officer of the Company pursuant to authorization of the Member shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on authority of such officers set forth in the authorization of the Member.

6.5                               Execution of Documents by Officers. Unless otherwise required by law or authorized or directed by the Member, all checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Company, all deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Company shall be a party, and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Company may be signed in the name of the Company by any officer of the Company elected pursuant to Section 6.4. The Member may authorize the use of the facsimile signatures of any officer. Any officer of the Company shall be authorized to attend, act at and vote at any meeting of the owners of any entity in which the Company may own an interest or to sign, on behalf of the Company, a written consent in lieu thereof. Such officer at any such meeting or by such written action shall possess and may exercise on behalf of the Company any and all rights and powers incident to the ownership of such interest.

6.6                               Transfer of Interest. The Interest is personal property and may be transferred or assigned, in whole or in part, as permitted by the Equityholders Agreement, in the sole discretion of the Member. Notwithstanding anything to the contrary set forth herein, no Interest in the Company may be issued, transferred or pledged in any manner whatsoever except in compliance with all applicable Gaming Licenses and Gaming Laws, except as contemplated by Section 9.2.

6.7                               Other Ventures. The Member may engage in other business ventures of every nature and description, whether or not in competition with the Company, independently or with others. The Company shall not have any right by virtue of this Agreement or the relationships created hereby in or to other ventures or activities of the Member or to the income or proceeds derived therefrom.

6.8                               Standard of Care. Any duties (including fiduciary duties) that the Member would otherwise owe in its capacity as Member to the Company are expressly eliminated and disclaimed by the Company and the Member to the fullest extent permitted by NRS 86.286(5); provided, that the foregoing shall not operate to eliminate the implied covenants of good faith and fair dealing.

ARTICLE VII

DISSOLUTION OF THE COMPANY AND

TERMINATION OF A MEMBER’S INTEREST

7.1                               Dissolution. The Company shall be dissolved and its affairs wound up as determined by the Member.

7.2                               Resignation. Subject to applicable Gaming Laws, the Member may not resign from the Company before the dissolution and winding up of the Company.

7.3                               Distribution on Dissolution and Liquidation. In the event of the dissolution of the Company for any reason, the business of the Company shall be continued to the extent necessary to allow an orderly winding up of its affairs, including the liquidation and termination of the Company pursuant to the provisions of this Section 7.3, as promptly as practicable thereafter, and each of the following shall be accomplished:

(a)                                 the Member shall oversee the winding up of the Company’s affairs;

(b)                                 the assets of the Company shall be liquidated as determined by the Member, or the Member may determine not to sell all or any portion of the assets, in which event such assets shall be distributed in kind; and

(c)                                  the proceeds of sale and all other assets of the Company shall be applied and distributed as follows and in the following order of priority:

(i)                                     to the expenses of liquidation;

(ii)                                  to the payment of the debts and liabilities of the Company, including any debts and liabilities owed to the Member;

(iii)                               to the setting up of any reserves that the Member determines to be reasonably necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Company or the Member arising out of or in connection with the Company; and

(iv)                              the balance, if any, to the Member.

ARTICLE VIII

EXCULPATION AND DUTIES

8.1                               Duties.

(a)                                 Standard of Care.

(i)                                     The officers of the Company shall owe the same fiduciary duties to the Members and the Company and, as applicable, the creditors of the Company, as are owed by officers of a Delaware corporation to such corporation and the stockholders and, as applicable, the creditors of such corporation; provided, however, that an officer of the Company shall not be personally liable to the Company or the Members or such creditors for monetary damages for breach of fiduciary duty as an officer of the Company, except for liability (A) subject to paragraph (ii) below, for any breach of such officer’s duty of loyalty to the Company or the Members, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or such creditors, or (C) for any transaction from which such officer derived any improper personal benefit. In furtherance of the foregoing, creditors of the Company shall have the express right to bring claims directly or on behalf of the Company for breach of the fiduciary duties of the officers of the Company to the same extent such creditors would have such right if the Company were a Delaware corporation (and if creditors of a Delaware corporation would not have the right to bring any such claim, the creditors of the Company will have no right to bring such claim against the Company).

(ii)                                  Notwithstanding the foregoing or anything to the contrary in this Agreement, and except as may be otherwise provided in a separate agreement to which such Person is a party or is otherwise bound, to the fullest extent permitted by NRS 86.286(5), the Company and the Member hereby specifically renounce any interest or expectancy in, and any right it or they may have to participate in, any matter, transaction or opportunity (including any income or proceeds derived therefrom) (collectively, an “Opportunity”) that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any officer and no such officer shall owe any duty to the Company or the Member in respect of any Opportunity; provided, that for so long as the Non-Competition Agreement remains in effect the Company and the Member are renouncing Opportunities only to the extent that officers of the Company who are Affiliates of Fertitta Entertainment are permitted to pursue or participate in those Opportunities under the terms of the Non-Competition Agreement.

(iii)                               Notwithstanding anything to the contrary set forth in this Agreement, to the extent that officers of the Company have any fiduciary or similar duties to the Company pursuant to the laws of the State of Nevada or the State of Delaware, whether in law or in equity, that result solely from the fact that such individual is an officer of the Company and that are more expansive than those contemplated by Section 8.1(a), such duties are hereby modified to the extent permitted under the Act to those contemplated by this Section 8.1(a).

(b)                                 To the fullest extent permitted by the Act and other applicable law, a Covered Person acting under this Agreement shall not be liable to the Company, the Member or any other Person that is a party to or otherwise bound by this Agreement for such Covered Person’s good faith reliance on the provisions of this Agreement, or for any act or omission constituting a breach of contract or breach of duties, other than an act or omission that constitutes a breach of the duties set forth in subsection (a) above.

(c)                                  A Covered Person is fully protected by relying in good faith upon the records of the Company and upon such information, opinions, reports, books of account or statements presented to the Company by any Person reasonably believed by the Covered Person to be reliable and as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports, books of account or statements as to the value and amount of the assets, liabilities, profits or losses or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

8.2                               Amendment. The provisions of this Article VIII relating to exculpation shall constitute a contract between the Company and each Covered Person that may be modified as to any Covered Person only with that Covered Person’s consent or as specifically provided in this Section 8.2. Notwithstanding any other provision hereof relating to the amendment of this Agreement generally, any repeal or amendment of this Article VIII that is adverse to any Covered Person shall apply to such Covered Person only on a prospective basis, and shall not limit the rights of such Covered Person to exculpation with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1                               Notices.   All notices, demands or requests required or permitted under this Agreement must be in writing, and shall be made by hand delivery, certified mail, electronic transmission, overnight courier service or facsimile to the address or facsimile number set forth below such Member’s name on the signature page hereto, but the Member may designate a different address, or facsimile number by a notice similarly given to the Company. Any such notice or communication shall be deemed given when delivered by hand, if delivered on a Business Day, the next Business Day after delivery by hand if delivered by hand on a day that is not a Business Day; four Business Days after being deposited in the United States mail, postage prepaid, return receipt requested, if mailed; on the next Business Day after being deposited for next day delivery with Federal Express or a similar overnight courier; when receipt is acknowledged, if sent by facsimile on a Business Day; and the next Business Day following the day on which receipt is acknowledged if sent by facsimile on a day that is not a Business Day.

9.2                               Ownership Certificates; Legend.

(a)                                 The Company shall have member’s interests evidenced by a certificate in the form attached as Annex I (a “Membership Certificate”). The Company shall issue to the Member a Membership Certificate to evidence its member’s interest. Such Membership Certificate shall be signed by an officer of the Company, which signature may be a facsimile thereof. In case the officer of the Company who has signed or whose facsimile signature has been placed on such Membership Certificate shall have ceased to be an officer of the Company before such Membership Certificate is issued, it may be issued by the Company with the same effect as if such person were an officer of the Company at the time of its issue. The Membership Certificate shall contain a legend with respect to any restrictions on transfer, as well as all required gaming legends.

(b)                                 Each member’s interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Nevada (the “NVUCC”) (including NRS 104.8102(1)(n)), and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the NVUCC, such provision of Article 8 of the NVUCC shall be controlling. Each Membership Certificate evidencing an interest in the Company shall bear the following legend:

“This Certificate evidences a member’s interest in NP FH Excess LLC and shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Nevada (including Nevada Revised Statutes 104.8102(1)(n)), and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.”

No change to this provision shall be effective until all outstanding Membership Certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.

(c)                                  The Company shall issue a new Membership Certificate in place of any Membership Certificate previously issued if the holder of the member’s interests in the Company represented by such Membership Certificate, as reflected on the books and records of the Company:

(i)                                     makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Membership Certificate has been lost, stolen or destroyed;

(ii)                                  requests the issuance of a new Membership Certificate before the Company has notice that such previously issued Membership Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)                               if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Membership Certificate; and

(iv)                              satisfies any other reasonable requirements imposed by the Company.

(d)                                 Notwithstanding anything contained herein to the contrary or in the Equityholders Agreement, but subject in each instance to and in accordance with all applicable Gaming Laws, the Member shall be permitted to pledge or hypothecate any or all of its Interests to any lender to the Company (or any lender to any affiliate of the Company) or any agent acting on such lender’s behalf, and any Transfer of such Interests pursuant to any such lender’s (or agent’s) exercise of remedies in connection with any such pledge or hypothecation shall be permitted under this Agreement with no further action or approval required hereunder except as required by applicable Gaming Laws. Upon the exercise of remedies in connection with such pledge or hypothecation, (a) such lender (or agent) or Transferee of such lender (or agent), as the case may be, shall, subject to all applicable Gaming Laws and the receipt of all applicable Gaming Licenses, become a Member under this Agreement and shall succeed to all of the rights, including the right to participate in the management of the business of the Company, and shall be bound by all of the obligations of a Member under this Agreement without taking any further action on the part of such lender (or agent) or Transferee, as the case may be, and (b) without complying with any other procedures set forth in this Agreement, and following such exercise of remedies, subject to applicable Gaming Laws, the pledging Member shall cease to be a Member and shall have no further rights or obligations under this Agreement. The execution and delivery of this Agreement by a Member shall constitute any necessary approval of such Member under the Act to the foregoing provisions of this Section 9.2. This Section 9.2 may not be amended or modified so long as any of the Interests is subject to a pledge or hypothecation without the pledgee’s (or the Transferee of such pledgee’s) prior written consent.

9.3                               Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Member shall deem reasonable, on behalf of such Persons as the Member shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company.

9.4                               Complete Agreement. This Agreement, including any schedules or exhibits hereto, together with the Articles and the Equityholders Agreement, constitutes the complete and exclusive agreement and understanding of the Member with respect to the subject matter contained herein. This Agreement and the Articles replace and supersede all prior agreements, negotiations, statements, memoranda and understandings, whether written or oral, of the Member, except that this Agreement is subject to the provisions set forth in the Equityholders Agreement.

9.5                               Amendments. This Agreement may be amended only pursuant to the applicable procedures set forth in the Equityholders Agreement. In addition, Section 8.1(a)(i) shall not be modified without the consent of the Required Lenders under each of the Company Credit Agreements or any successors thereto, as such agreements may be amended, modified, supplemented, replaced or refinanced from time to time.

9.6                               Compliance with Equityholders Agreement. Notwithstanding anything to the contrary herein, this Agreement is subject to the provisions, rights and obligations as set forth in the Equityholders Agreement and the Company (and the Member with respect to the Company) shall comply with the terms of the Equityholders Agreement. Accordingly, among other restrictions included in the Equityholders Agreement, no act shall be taken, sum expended, decision made, obligation incurred or power exercised by or on behalf of the Member or the Company or the officers or employees of the Member or the Company with respect to any Major Action (as such term is defined in the Equityholders Agreement) unless the additional approval requirements as set forth in the Equityholders Agreement have been complied with. Except as expressly provided in Section 9.2(d), if there is a conflict between this Agreement and the Equityholders Agreement, the terms of the Equityholders Agreement shall control.

9.7                               Applicable Law. This Agreement, and the rights and obligations of the Member, shall be interpreted and enforced in accordance with and governed by the laws of the State of Nevada without regard to the conflict of laws principles of that State; provided, however, that any matters governed by the Equityholders Agreement shall be governed by Delaware law without regard to the conflict of laws principles of the State of Delaware.

9.8                               Counterparts and Facsimile Copies. Facsimile copies of this Agreement and counterparts thereof or of any approval or written consent of the Member, and facsimile signatures hereon or thereon, shall have the same force and effect as originals.

9.9                               Severability. If any provision of this Agreement, or any application thereof, is held by a court of competent jurisdiction to be invalid, void, illegal or unenforceable to any extent, that provision, or application thereof, shall be deemed severable and the remainder of this Agreement, and all other applications of such provision, shall not be affected, impaired or invalidated thereby, and shall continue in full force and effect to the fullest extent permitted by law.

9.10                        Waivers. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the party making the waiver.

9.11                        No Third-Party Beneficiaries. Except as set forth in Article VIII and Section 9.2(b), this Agreement is adopted solely by and for the benefit of the Member and its respective successors and assigns, and no other Person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

9.12                        Binding Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement that cannot be resolved amicably by the parties, including the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration pursuant to Section 349 of the Rules of the Court of Chancery of the State of Delaware if it is eligible for such arbitration. If the dispute claim or controversy is not eligible for such arbitration, it shall be settled by arbitration administered by the American Arbitration Association (“AAA”) in accordance with its commercial rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any AAA arbitration proceeding shall be conducted in the State of Delaware. The AAA arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including the issuance of an injunction or other equitable relief. However, any party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction hereof and seek interim provisional, injunctive or other equitable relief until the AAA arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

[Signature appears on the following page.]

IN WITNESS WHEREOF, the Member has executed this Agreement as of the Effective Date.

“MEMBER”

NP Opco LLC

By:	/s/ Thomas M. Friel
Name:	Thomas M. Friel
Title:	Senior Vice President

AMENDED AND RESTATED OPERATING AGREEMENT

NP FH EXCESS LLC

SCHEDULE I

Member’s Name:	NP Opco LLC
Member’s Address:	1505 South Pavilion Center Drive Las Vegas, Nevada 89135
Member’s Interest:	100%

ANNEX I

Form of Certificate

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VOTING AGREEMENTS, TRANSFER RESTRICTIONS AND OTHER TERMS CONTAINED IN AN EQUITYHOLDERS AGREEMENT, DATED AS OF [                    ], 2011 (AS AMENDED FROM TIME TO TIME), AMONG THE COMPANY, CERTAIN OF ITS AFFILIATES AND CERTAIN HOLDERS OF UNITS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES.

Number of Units:	Certificate Number:

CERTIFICATE OF MEMBER’S INTEREST

NP FH Excess LLC, a Nevada limited liability company (the “Company”), hereby certifies that                                                                (the “Holder”) is the registered owner of [        ] percent of the member’s interests in the Company (the “Interests”). The rights, powers, preferences, restrictions and limitations of the Interests are set forth in, and this Certificate and the Interests represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Operating Agreement of the Company dated as of                   , 2011, as the same may be amended or modified from time to time (the “Operating Agreement”). By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Operating Agreement. The Company will furnish a copy of the Operating Agreement to the Holder without charge upon written request to the Company at its principal place of business.

The member’s interests represented by this Certificate are transferable only on the books of the Company by the holder hereof in person or by power of attorney upon surrender of this Certificate properly endorsed.

This Certificate shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed and signed this      day of                          , 20   .

NP FH Excess LLC

By:
Name:
Title:

THIS CERTIFICATE EVIDENCES A MEMBER’S INTEREST IN NP FH EXCESS LLC AND SHALL CONSTITUTE A “SECURITY” WITHIN THE MEANING OF, AND GOVERNED BY, (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN THE STATE OF NEVADA (INCLUDING NEVADA REVISED STATUTES 104.8102(1)(N)), AND (II) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995.

THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR EXERCISE OF ANY OPTION TO PURCHASE OR OTHER DISPOSITION OF AN INTEREST IN THIS LIMITED LIABILITY COMPANY IS INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION (THE “COMMISSION”). IF AT ANY TIME THE COMMISSION FINDS THAT A MEMBER IS UNSUITABLE TO HOLD AN INTEREST IN THIS COMPANY, SUCH OWNER MUST DISPOSE OF SUCH INTEREST AS PROVIDED BY THE GAMING LAWS OF THE STATE OF NEVADA AND THE REGULATIONS PROMULGATED THEREUNDER, OR, IF THE COMMISSION CONSENTS, IN ACCORDANCE WITH THE COMPANY’S ARTICLES OR OPERATING AGREEMENT. BEGINNING ON THE DATE WHEN THE COMMISSION SERVES NOTICE OR A DETERMINATION OF UNSUITABILITY PURSUANT TO APPLICABLE LAW, IT IS UNLAWFUL FOR THE UNSUITABLE MEMBER (A) TO RECEIVE ANY DIVIDEND OR INTEREST OR ANY PAYMENT OR DISTRIBUTION OF ANY KIND, INCLUDING OF ANY SHARE OF THE DISTRIBUTION OF PROFITS OR CASH OR ANY OTHER PROPERTY, OR PAYMENTS UPON DISSOLUTION, FROM THE COMPANY, OTHER THAN A RETURN OF CAPITAL; (B) TO EXERCISE DIRECTLY OR THROUGH ANY PROXY, TRUSTEE OR NOMINEE ANY VOTING RIGHT CONFERRED BY THE MEMBER’S INTEREST IN THE COMPANY; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY OR FROM ANY COMPANY HOLDING A GAMING LICENSE FOR SERVICES RENDERED OR OTHERWISE.